Exhibit 99.1

The TJX Companies, Inc. Completes $1 Billion Share Repurchase Program; Announces New $1 Billion Program

    FRAMINGHAM, Mass.--(BUSINESS WIRE)--May 24, 2004--The TJX Companies, Inc. (NYSE: TJX), the leading off-price retailer of apparel and home fashions in the U.S. and worldwide, today announced that its Board of Directors has approved a new multi-year program that authorizes the repurchase of up to $1 billion of TJX common stock. At current prices, this would represent approximately 8.3% of the Company's outstanding common shares.
    The Company also announced the completion of a $1 billion stock repurchase program, originally authorized in July 2002, which resulted in the purchase of 50.5 million shares of its common stock. This marks the fifth share repurchase program completed by the Company since 1997, over which time the Company has spent $3.25 billion on the repurchase of TJX stock.
    Edmond English, President and Chief Executive Officer of The TJX Companies, Inc. commented, "This authorization to continue our aggressive share repurchase program reflects our confidence in the strength of our business and its future growth. We continue to have substantial growth opportunities in our younger concepts as well as our more established business units. Our strong operations continue to achieve excellent returns on investment, which allow us to fully fund our Company's growth while generating significant excess cash to pursue our buyback program. Repurchasing TJX stock produces solid returns on our capital and allows us to provide significant value to our shareholders."
    Repurchases may be made from time to time on the open market or in negotiated transactions. The repurchase program has no time limit.

    The TJX Companies, Inc. is the leading off-price retailer of apparel and home fashions in the U.S. and worldwide. The Company operates 753 T.J. Maxx, 679 Marshalls, 185 HomeGoods, and 102 A.J. Wright stores, as well as 31 Bob's Stores, in the United States. In Canada, the Company operates 162 Winners and 31 HomeSense stores, and in Europe, 148 T.K. Maxx stores. TJX's press releases and financial information are also available on the Internet at www.tjx.com.

    SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking and involve a number of risks and uncertainties. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. The following are some of the factors that could cause actual results to differ materially from the forward-looking statements: our ability to continue successful expansion of our store base; risks of expansion; our ability to successfully implement our opportunistic inventory strategies and to effectively manage our inventories; consumer confidence, demand, spending habits and buying preferences; effects of unseasonable weather; competitive factors; factors affecting availability of store and distribution center locations on suitable terms; factors affecting our recruitment and employment of associates; factors affecting expenses; success of our acquisition and divestiture activities; our ability to successfully implement technologies and systems; our ability to continue to generate adequate cash flows; general economic conditions; potential disruptions due to wars, natural disasters and other events beyond our control; changes in currency and exchange rates; import risks; adverse outcomes for any significant litigation; changes in laws and regulations and accounting rules and principles; and other factors that may be described in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied in such statements will not be realized.

    CONTACT: The TJX Companies, Inc.
             Sherry Lang, Vice President
             Investor and Public Relations
             (508) 390-2323